Exhibit 99.1

DataMEDS AI Enters Into Amended and Restated LOI to License and Acquire IP that Enables Goal-Driven Prescription Drug Telehealth, Medical Drones and Healthcare Blockchain Technologies

●	Proprietary IP Position Until At Least 2042 to Enable Consolidation of Infrastructure targeting market expected to grow from $9.6 billion in 2025 to $93.4 billion in 2035
●	Customer Acquisition Plan Leverages Existing Relationship with NFL Alumni Health
●	Final Guidance issued by FDA Provides Roadmap for Prescription Drug Proprietary Health Lives Here™ App and DelivMeds® Software
●	Network of 6,500 Pharmacies to Provide Nationwide Physical Healthcare Outlet

TAMPA, FL / ACCESS Newswire / October 22, 2026 / DataMEDS AI, Inc. (“DataMeds SI,” “DataMEDS” or the “Company”) (NASDAQ:MEDS), a healthcare company that integrates its health information technology and physical infrastructure with its EinsteinRx™ artificial intelligence platform and PharmacyChain™ blockchain-enabled smart contracts platform, today announced that it has entered into an amended and restated non-binding letter of intent dated October 19, 2026 (“LOI”) with Datavault AI Inc. (“Datavault AI”) (NASDAQ:DVLT), Data Health Partners, Inc.’s (“DHP”) wholly-owned subsidiary REBOOT Health AI, Inc., EOS Technology Holdings, Inc. (“EOS”), Scilex Holding Company (“Scilex”) (NASDAQ:SCLX) and HealthBridge Advisors, LLC (“HealthBridge Advisors”). EOS and Scilex each own a portion of the Quality of Life Peace of Mind (QOLPOM) intellectual property portfolio that is expected to be reunited through this transaction. DataMEDS’ subsidiary Corexa Health has an established distribution nationwide network of 6,500 independent pharmacies.

This announcement comes following the U.S. Food and Drug Administration’s (“FDA”) recent guidance issued on prescription drug applications and software that provides a roadmap for optimization of the Health Lives Here mobile application. This industry is projected to grow from its current market share of $9.6 billion in 2025 to an estimated $93.4 billion by 2035, according to Research and Markets.

“With the recent finalization of FDA guidance as it relates to prescription drug apps and software, we are excited to become shareholders of DataMEDS now that it has a clear regulatory framework to optimize its Health Lives Here mobile application to be patients’ behavior-change ally, leveraging the key intellectual property being brought in-house through this transaction,” said Paul Arena, CEO of Data Health Partners. “Given the proprietary position gained via DataMEDS’ recent exclusive license from DHP’s subsidiary REBOOT to patents and patent applications enabling GLP-1 receptor agonist drug-focused behavioral health technologies, we believe this new proposed transaction would further strengthen DataMEDS’ position towards the center of the patient-focused healthcare mobile app and software universe. With the advent of autonomous aerial drones able to deliver medical products, DataMEDS is preparing for the coming changes in healthcare delivery. Integrating the QOLPOM biometric verification and automated delivery patents with the DataMEDS artificial intelligence and blockchain platforms supports secure, personalized medication fulfillment and could generate de-identified real-world evidence on patient outcomes, with patient consent, that may be valuable to healthcare stakeholders, including pharmaceutical manufacturers.”

The Amended and Restated LOI supersedes and replaces the Amended and Restated Letter of Intent dated July 29, 2026, which expired on September 30, 2026. The addition of DHP reflects the progress DataMEDS has made in building its healthcare ecosystem, including the recent launch of the Health Lives Here mobile application together with Tollo Health in partnership with NFL Alumni Health, the acquisition of Helomics Corporation, a cancer diagnostics artificial intelligence laboratory certified under the Clinical Laboratory Improvement Amendments (CLIA), and the license of key intellectual property from DHP’s subsidiary REBOOT that enables the establishment, progress towards, and achievement of preset near and long-term goals as it relates to the use of GLP-1 receptor agonist-based medications. The transaction is expected to close in the fourth quarter of 2026. A majority of DataMEDS shareholders have approved the draft definitive agreements associated with this proposed transaction, subject to satisfactory completion of due diligence by management.

“DataMEDS will reduce the cost, improve the quality of care and empower patients with meaningful data driven outcomes,” said Nathaniel Bradley, CEO of Datavault AI. “This is an enduring vision of true pioneers in behavioral healthcare. DataMEDS is seeking to operationalize Datavault AI’s potential in healthcare. Datavault AI is excited to be able to meaningfully participate in the value creation at MEDS via equity participation and royalties for the use of our technologies. Given the significant amount of due diligence and document preparation that has already taken place under the previous LOI, we are targeting a fourth quarter 2026 closing. We look forward to supporting DataMEDS as it seeks to disrupt healthcare via its ability to create good health outcomes through a vertically integrated physical, digital and intellectual property healthcare delivery stack.”

Technologies Proposed to Be Added to the DataMEDS Healthcare Stack:

1.	Expand DataMEDS’ existing PharmacyChain license with Datavault AI to exclusively include Datavault AI healthcare related intellectual property, subject to specified carve-outs for intellectual property already licensed to Vivasor, Inc. in medical imagery, Scilex within the field of use of Biotechnology and Quantum Scan Holdings, Inc. in diagnostics.
2.	Acquire QOLPOM intellectual property from EOS that enables biometric confirmation that the named patient receives home drug delivery, including by unmanned aerial drone;
3.	Acquire QOLPOM intellectual property from Scilex that enables wearables-driven biometric confirmation of pharmacodynamic drug effect;
4.	Exclusively license Data Health Partners’ intellectual property related to data-driven patient outcomes, goal setting, goal progression and goal achievement in connection with home and aerial drone medication delivery; and
5.	Acquire a controlling interest in Tollo Health, LLC (d/b/a Health Lives Here) from HealthBridge Advisors. Tollo Health manufactures medical foods for GLP-1-associated muscle loss, acute viral infections and chronic viral infection syndromes, and dietary supplements with ingredients associated with specific biological pathways. Tollo also brings with it proprietary consumer engagement technology through the Health Lives Here mobile application it is already with DataMEDS upon, and NFL Alumni Health-driven marketing channels.

The transaction is expected to close in the fourth quarter of 2026, and remains subject to the execution of definitive agreements, due diligence, a fairness opinion, a DataMEDS outstanding liabilities threshold, Nasdaq requirements, including change-of-control review under Listing Rule 5110(a)) and other customary conditions. No assurance can be given that definitive agreements will be executed or that the transaction will close.

Strategic Context

The combination builds on the DataMEDS PharmacyChain platform and EinsteinRx™ artificial intelligence capabilities. The expanded Datavault AI license is intended to support patient-controlled health data access, monetization and tokenization across pharmacy, laboratory, wearable and commercial healthcare settings. Data Health Partners’ patient-outcomes intellectual property, paired with the existing DataMEDS DelivMeds intellectual property for provider and pharmacist monitoring of the patient journey, is intended to support telemedicine delivery.

DelivMeds is a virtual non-dispensing pharmacy app owned by DataMEDS that simplifies pharmacy services. It partners with pharmacies nationwide to facilitate easy prescription management and delivery. Users can connect with local pharmacies to have prescriptions filled and delivered directly to their homes, often on the same day. The app allows for uploading photos of prescriptions and insurance cards, making the process more convenient for users. DelivMeds technologies are being integrated into future versions of the Health Lives Here mobile application.

The controlling interest in Tollo Health adds wellness, GLP-1 companion and digital engagement tools, including the Health Lives Here initiative with NFL Alumni Health.

“With the recent launch of the Health Lives Here app together with Tollo Health and NFL Alumni Health, we are beginning to see patients better understand our vision for the future of health, where they can set goals and work toward them using the physical and digital healthcare infrastructure being assembled within DataMEDS,” said Gerald Commissiong, Interim Co-CEO of DataMEDS. “Adding Data Health Partners’ patented technology for patient goal setting, progression and achievement, alongside our DelivMeds intellectual property and the QOLPOM biometric verification and delivery patents, positions DataMEDS to enable key aspects of healthcare delivery through telemedicine. We believe that our physical infrastructure, which includes a pharmacy, a pharmaceutical distribution center and a diagnostic laboratory, combined with our Health Lives Here telemedicine and wellness offering, DelivMeds, our EinsteinRx™-driven pharmacy hub and our intellectual property, has the potential to disrupt the digital healthcare market in the United States.”

Patents Being Licensed to or Acquired by DataMEDS

Datavault AI

Datavault AI patent portfolio expected to be licensed includes U.S. Patent No. 12,100,025, Platform for Management of User Data; U.S. Patent Application Publication No. 2021/0365574, Data Valuation and Secure Commercial Monetization Platform; and U.S. Patent Application Publication No. 2022/0188925, Data Futures Platform. These Datavault AI patents cover data management, valuation and monetization technologies. The specific patents and applications covered by the proposed healthcare license remain subject to confirmation in the definitive license schedule. The rights proposed to be licensed to DataMEDS excludes all intellectual property rights already licensed to Vivasor, Inc. and Scilex Holding Company and/or Quantum Scan Holdings, Inc.

The expanded license is intended to support patient-controlled health data access, management, valuation, monetization and tokenization across pharmacy, laboratory, wearable and other commercial healthcare settings.

Data Health Partners

Under the proposed transaction, DataMEDS would receive an exclusive license to Data Health Partners’ intellectual property for data-driven patient outcomes, including technology for setting goals, tracking progress toward them, achieving them, and intervening when a patient falls behind. This would add to the exclusive license DataMEDS recently obtained from REBOOT, a Data Health Partners subsidiary, for GLP-1 receptor agonist-focused behavioral technologies.

The REBOOT portfolio is protected by six issued U.S. patents and six pending patent applications. It includes the following issued patents:

U.S. Patent No. | Patent Title

10,061,812 “Platform for Optimizing Data Driven Outcomes”

11,144,554 “Platform for Optimizing Goal Progression”

11,151,142 “Platform for Optimizing Goal Progression”

Together with related applications, these patents cover data-driven behavioral tracking, goal progression and outcome optimization. Paired with DataMEDS’ EinsteinRx™ artificial intelligence platform and the Health Lives Here mobile application, the technology is intended to help patients set and work toward health goals, and to let providers and pharmacists monitor progress and step in when needed.

EOS Technology Holdings

DataMEDS would acquire all the applicable Quality of Life Peace of Mind (QOLPOM) intellectual property from EOS Technology Holdings, Inc. relating to biometric data collection, user monitoring and information derived from visual data and historical health records. The proposed transaction contemplates the acquisition of EOS’ QOLPOM portfolio relating to biometric verification of pharmaceutical delivery recipients and automated last-mile medication logistics.

The identified U.S. patent portfolio includes the following issued patents:

U.S. Patent No. Patent title

12,040,088 Method and Apparatus for Determining User Information

U.S. Patent No. 11,593,764, Remote Medication Delivery Systems.

U.S. Patent No. 12,657,554, Remote Medication Delivery System and Method.

Together with related applications, these patents enable contactless identity confirmation, secure drone or automated delivery of biopharmaceuticals and medical supplies. The technology addresses compliance, diversion prevention and last-mile access, particularly in rural and underserved markets.

Scilex Holding Company

The proposed transaction contemplates the acquisition of Scilex’ QOLPOM portfolio relating to biometric verification of pharmacodynamic response using wearables.

11,437,139 Method and Apparatus for Biometric Data Collection Combining Visual Data with Historical Health Records Metadata

Together with related applications, this patent and related patent applications enable wearable-driven confirmation of pharmacodynamic effects and capture of real-world biometric and adherence data. The intellectual property addresses drug regimen compliance.

HealthBridge Advisors

DataMEDS is seeking to acquire from HealthBridge Advisors a controlling interest in Tollo Health, LLC, a healthcare company commercializing proprietary medical foods and dietary supplements and, through TolloBio, developing biopharmaceutical candidates, alongside the Health Lives Here mobile application. Corexa Health, a subsidiary of DataMeds AI, Inc., distributes select Tollo Health medical foods and dietary supplements under a wholesale distribution arrangement. Tollo Health has exclusive rights to medical foods Forzet® for the dietary management of muscle loss associated with weight loss therapies, and Galectovid® for the dietary management of galectin 1 & 3 associated viral infections. Tollo Health also has exclusive rights to dietary supplement Tollovid®, a 3CL protease inhibitor.

HealthBridge Advisors is the controlling shareholder of Tollo Health. Gerald Commissiong is the CEO of Tollo Health and the Interim Co-CEO of DataMEDS. He is also the sole owner of Fortitude Advisors. Nathaniel Bradley is the CEO of Datavault AI and EOS.

No Offer to Sell or Solicit

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in connection with the proposed technology acquisitions and/or license or otherwise unless made in compliance with applicable securities laws. Even if any such transaction(s) are completed, no assurance can be given that the DataMEDS will operate as expected or that anticipated benefits of such transaction will be realized.

About Datavault AI

Datavault AI™, Inc. (NASDAQ:DVLT) is leading the way in AI-driven data experiences, valuation, and monetization of assets in the Web 3.0 environment. Datavault AI’s cloud-based platform provides comprehensive solutions with a collaborative focus in its Acoustic Sciences and Data Sciences divisions.

Datavault AI’s Acoustic Sciences division features WiSA®, ADIO®, and Sumerian® patented technologies and industry-first foundational spatial and multichannel wireless, high-definition sound transmission technologies with intellectual property covering audio timing, synchronization, and multi-channel interference cancellation. The Data Science division leverages the power of Web 3.0 and high-performance computing to provide solutions for experiential data perception, valuation, and secure monetization.

Datavault AI’s platform serves multiple industries, including high-performance computing software licensing for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, energy, and more. The Information Data Exchange® enables Digital Twins and the licensing of name, image, and likeness by securely attaching physical real-world objects to immutable metadata, fostering responsible AI with integrity. The Company’s technology suite is fully customizable and offers AI- and machine-learning-based automation, third-party integration, detailed analytics and data, marketing automation, and advertising monitoring.

The Company is headquartered in Philadelphia, PA. Learn more about Datavault AI at https://dvlt.ai.

About Data Health Partners

Data Health Partners, Inc. is a digital health company with industry-leading evidence-based behavioral technology inspiring people to transform their lives, founded in early 2022 by serial entrepreneurs with leadership experience running both private and public companies in multiple industries. Data Health Partners acquired REBOOT (“Reliable Evidence-Based Outcomes Optimization Technology”) a foundational behavioral modification and goal mastery technology that was developed over a ten (10) year period at a cost of $8 million and is protected by six (6) patents and six (6) patent pending applications. Data Health Partners formed REBOOT Health AI to commercialize REBOOT technology. REBOOT is a data-driven, scalable and sustainable outcome optimization software system used to establish and monitor goals, capture data, monitor goal progression and intervene if progression is below targeted level of the set goal.

About Scilex Holding Company

Scilex Holding Company is an innovative revenue-generating company focused on acquiring, developing, and commercializing non-opioid pain management products for the treatment of acute and chronic pain and neurodegenerative and cardiometabolic disease. Scilex targets indications with high unmet needs and large market opportunities with non-opioid therapies for the treatment of patients with acute and chronic pain and is dedicated to advancing and improving patient outcomes. Scilex’s commercial products include: (i) ZTlido® (lidocaine topical system) 1.8%, a prescription lidocaine topical product approved by the U.S. Food and Drug Administration (the “FDA”) for the relief of neuropathic pain associated with postherpetic neuralgia, which is a form of post-shingles nerve pain; (ii) ELYXYB®, a potential first-line treatment and the only FDA-approved, ready-to-use oral solution for the acute treatment of migraine, with or without aura, in adults; and (iii) Gloperba®, the first and only liquid oral version of the anti-gout medicine colchicine indicated for the prophylaxis of painful gout flares in adults.

In addition, Scilex has three product candidates: (i) SP-102 (10 mg, dexamethasone sodium phosphate viscous gel) (“SEMDEXA” or “SP-102”), which is owned by Semnur Pharmaceuticals, Inc. (“Semnur”) (a majority owned subsidiary of Scilex) and is a novel, viscous gel formulation of a widely used corticosteroid for epidural injections to treat lumbosacral radicular pain, or sciatica, for which Scilex has completed a Phase 3 study and was granted Fast Track status from the FDA in 2017; (ii) SP-103 (lidocaine topical system) 5.4%, (“SP-103”), a next-generation, triple-strength formulation of ZTlido, for the treatment of acute pain and for which Scilex has recently completed a Phase 2 trial in acute low back pain. SP-103 has been granted Fast Track status from the FDA in low back pain; and (iii) SP-104 (4.5 mg, low-dose naltrexone hydrochloride delayed-release capsules) (“SP-104”), a novel low-dose delayed-release naltrexone hydrochloride being developed for the treatment of fibromyalgia.

Scilex is headquartered in Palo Alto, California.

About EOS Technology Holdings

EOS Technology Holdings, Inc. specializes in innovative technology solutions across various sectors. The company focuses on developing groundbreaking technologies and managing a diverse portfolio that includes areas such as mobility, energy, infrastructure, and digital platforms. With over 50 years of collective expertise in technology and digital security, EOS aims to maximize potential for brands through its extensive intellectual property network aligned with market needs.

About Tollo Health

Tollo Health, LLC is a healthcare company commercializing proprietary medical foods and dietary supplements and, through TolloBio, developing biopharmaceutical candidates, alongside its Health Lives Here mobile application. Corexa Health, a subsidiary of DataMeds AI, Inc., distributes select Tollo Health medical foods and dietary supplements under a wholesale distribution arrangement.

About DataMEDS AI

DataMEDS AI, Inc. (NASDAQ:MEDS), formerly Wellgistics Health, Inc., is a healthcare company focused on the vertical integration of technology, pharmacy, pharmaceutical-adjacent and telemedicine business units through its health information technology platforms to deliver a better experience for consumers and providers. Headquartered in Tampa, Fla., DataMEDS incorporates its EinsteinRx™ artificial intelligence platform and PharmacyChain blockchain-enabled smart contracts platform into the Health Lives Here mobile application from Tollo Health, LLC, and its Corexa Health subsidiary provides pharmacy dispensing and pharmacy-related services, including distribution of products developed by Tollo Health through Corexa Pharmacy and Corexa Distribution’s network of 6,500+ independent pharmacy network. DataMEDS also owns Helomics Corporation, a Pittsburgh, PA-based commercial clinical molecular diagnostics laboratory focused on the ChemoFx® Assay chemotherapy selection diagnostics test that aims to help oncologists make chemotherapy treatment decisions. Learn more at https://datamedsai.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are not predictions of actual performance. Forward-looking statements include, without limitation, statements regarding the expected timing of closing, including the expectation that the transaction will close in the fourth quarter of 2026; the expected post-closing ownership of the Company and the substantial dilution to existing stockholders; the Company’s ability to obtain stockholder approval and satisfy Nasdaq requirements, including any change-of-control or initial listing requirements; the receipt of a fairness opinion and the availability of financing; the related-party nature of certain aspects of the proposed transaction; the ability to integrate the licensed and acquired intellectual property and realize the anticipated benefits; the regulatory status of the Health Lives Here application and related software under FDA guidance on prescription drug use-related software and other FDA requirements; FAA, state pharmacy and other regulatory requirements applicable to drone and automated medication delivery; compliance with HIPAA, the FTC Act and state health-privacy laws in connection with the collection, use, monetization or tokenization of health data, and the potential application of securities laws to tokenization; the regulatory status of, and claims made for, medical foods and dietary supplements; and Datavault AI’s expected revenue recognition and financial guidance, the proposed transaction with Data Health Partners, Inc., Datavault AI Inc. (NASDAQ:DVLT), Data Health Partners, Inc., Scilex Holding Company (NASDAQ:SCLX), EOS Technology Holdings, Inc. and HealthBridge Advisors, LLC (controlling shareholder of Tollo Health, LLC); the negotiation and execution of definitive agreements; the satisfaction or waiver of closing conditions; the receipt of stockholder and other required approvals; the outcome of the litigation between Data Health Partners, Inc. and Teladoc Health, Inc.; the value, validity and enforceability of the intellectual property described; demand for Tollo Health and GLP-1 adjunct products; fulfillment of Health Lives Here prescriptions; the development of a proprietary blockchain and provider-network features; the creation of the Health Lives Here pharmacy network; the success of the NFL Alumni Health partnership; the integration of telemedicine, pharmacy, laboratory, wearable-device, artificial intelligence, blockchain and data-management technologies; the development, commercialization and expansion of EinsteinRx™, PharmacyChain, Health Lives Here and related platforms; the anticipated growth of the market for Long COVID products; the companies’ ability to empower patients to access, manage, control or monetize health data; the Company’s business strategy, capitalization, outstanding securities, lock-up arrangements, public float and registration statements; the Company’s ability to maintain compliance with Nasdaq listing standards; and the Company’s liquidity, capital resources and ability to fund operations. Actual results may differ materially from those expressed or implied in these forward-looking statements due to a number of risks and uncertainties, including those described under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to update or revise any forward-looking statements, except as required by law.

Trademarks, Trade Names, Service Marks and Copyrights

We own or have rights to use various trademarks, tradenames, service marks and copyrights, which are protected under applicable intellectual property laws. This press release also contains trademarks, tradenames, service marks and copyrights of other companies, which are, to our knowledge, the property of their respective owners. Solely for convenience, certain trademarks, tradenames, service marks and copyrights referred to in this press release may appear without the ©, ®, and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, tradenames, service marks and copyrights. We do not intend our use or display of other parties’ trademarks, tradenames, service marks or copyrights to imply, and such use or display should not be construed to imply a relationship with, or endorsement or sponsorship of us by, these other parties.

EinsteinRx™ and PharmacyChain are trademarks of DataMEDS AI, Inc. Datavault AI, WiSA, ADIO, Sumerian and Information Data Exchange are trademarks or registered trademarks of Datavault AI Inc. All other trademarks are the property of their respective owners.

DataMEDS AI Media Contact

James Lambert, Vice President, Rubenstein Public Relations

212.805.3024 | jlambert@rubensteinpr.com

DataMEDS AI Investor Contact

IR@datamedsai.com

Datavault AI Media Contact

marketing@dvlt.ai

Datavault AI Investor Contact

Edward Barger

VP, Investor Relations

ir@dvlt.ai